Core Scientific Announces Fourth Quarter Fiscal Year 2025 Results
Key Highlights

•New Top-market Site: Announced an agreement to expand into Hunt County, Texas, which is expected to support ~430 MW of gross power capacity, with an approved ERCOT interconnection ramp schedule.

•Power Expansion at Existing Locations: Increased gross power capacity by ~300 MW across Dalton, Georgia and Pecos, Texas.

•Continued Execution on CoreWeave Contract: To date, energized ~350 MW of power and remain on track to deliver ~590 MW by early 2027.

AUSTIN, Texas, March 2, 2026 - Core Scientific, Inc. (NASDAQ: CORZ), a leader in digital infrastructure for high-density colocation services, today announced financial results for the fourth quarter of 2025.

“We’re now past the halfway point on our existing builds and scaling our colocation platform into a 1.5 gigawatt pipeline of leasable capacity,” said Adam Sullivan, Chief Executive Officer of Core Scientific. “With a multi-geography footprint and proven execution, we’re accelerating RFS timelines across multiple sites to position the company for durable growth.”
Fourth Quarter 2025 Financial Results
•Total revenue was $79.8 million compared to $94.9 million in the fourth quarter of 2024.

◦Colocation revenue was $31.3 million, up from $8.5 million in the fourth quarter of 2024. The increase was due to the expansion of colocation operations since the prior-year period.

◦Digital asset self-mining revenue was $42.2 million, down from $79.9 million in the prior-year period. The decline was primarily driven by a 57% decrease in bitcoin mined, partially offset by a 20% increase in the average bitcoin price.

◦Digital asset hosted mining revenue was $6.3 million, down from $6.5 million in the same period a year ago. The decrease was driven by the continued strategic shift to our high-density colocation business.

•Gross profit was $20.8 million compared to $4.8 million in the same period last year.

•Net income was $216.0 million, compared to a net loss of $291.1 million in the prior-year period, primarily due to a GAAP non-cash fair value gain of $330.3 million for the fourth quarter of 2025 versus a loss of $224.7 million for the fourth quarter of 2024, reflecting lower remeasurement charges on warrant and contingent value right liabilities due to a decline in the Company’s stock price during the current period.

•Non-GAAP Adjusted EBITDA was $(42.7) million, compared to $13.3 million for the prior year period, driven by a $60.9 million increase in the change in fair value of digital assets and a $15.2 million decrease in total revenue, partially offset by a $17.8 million decrease in cash cost of revenue and a $2.3 million decrease in cash operating expenses.

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Core Scientific, Inc. Fourth Quarter 2025 Earnings Release - 2
•Capital expenditures were $279.2 million, $226.2 million of which were funded by CoreWeave, Inc. pursuant to its existing colocation service agreements with the Company.

•Liquidity was $533.4 million as of the end of the fourth quarter of 2025, consisting of $311.4 million of cash and cash equivalents and $222.0 million of bitcoin.
Restatement of Previously Issued Financial Results
During the preparation of the consolidated financial statements for the year ended December 31, 2025, and in connection with the Company’s change in its independent registered public accounting firm from CBIZ, formerly Marcum LLP, to KPMG LLP, the Company determined that property, plant and equipment was overstated in its 2025 interim financial statements as a result of the improper capitalization of carrying values of asset committed to demolition in connection with the conversion of certain facilities from digital asset mining operations to high-performance computing colocation infrastructure. This determination resulted in the identification of the same error in the Company’s previously issues consolidated financial statements for the year ended December 31, 2024. Specifically, the carrying values of assets committed to demolition were improperly capitalized rather than being written down to fair value through the recognition of impairment charges in the periods in which the commitment to demolish was made.
The Company assessed the materiality of the errors, individually and in the aggregate, and concluded that the errors were material to the previously issued consolidated financial statements and such previously issued consolidated financial statements should no longer be relied upon. As a result, the Company is restating its previously issued consolidated financial statements as of and for the three and six months ended June 30, 2024, the nine months ended September 30, 2024, the year ended December 31, 2024, the three months ended March 31, 2025, the six months ended June 30, 2025, and the three months ended September 30, 2025. The three months ended September 30, 2024 and June 30, 2025 were not impacted on a standalone basis.
This restatement has no impact on revenue, adjusted EBITDA, or net cash flows for the affected periods.
Conference Call and Earnings Presentation
In conjunction with this release, Core Scientific, Inc. will host a conference call today, Monday, March 2, 2026, at 4:30 pm Eastern Time that will be webcast live. Adam Sullivan, Chief Executive Officer, Matt Brown, Chief Operating Officer, Jim Nygaard, Chief Financial Officer and Jon Charbonneau,Vice President, Investor Relations will host the call.
Investors with Internet access may listen to the live audio webcast via the Investor Relations page of the Core Scientific, Inc. website, http://investors.corescientific.com or by using the following link https://event.choruscall.com/mediaframe/webcast.html?webcastid=VZaoQ5yv. Please allow 10 minutes prior to the call to download and install any necessary audio software.
A supplementary investor presentation for the fourth quarter 2025 may be accessed at https://investors.corescientific.com/news-events/presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investors.corescientific.com.

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Core Scientific, Inc. Fourth Quarter 2025 Earnings Release - 3
About Core Scientific
Core Scientific, Inc. (“Core Scientific” or the “Company”) is a leader in digital infrastructure for high-density colocation services and digital asset mining. We operate dedicated, purpose-built facilities for high-density colocation services and are a premier provider of digital infrastructure, software solutions and services to our third-party customers. We employ our own fleet of computers (“miners”) to earn digital assets for our own account and we are in the process of converting most of our existing facilities to support artificial intelligence-related workloads and next generation colocation services. We currently derive the majority of our revenue from earning digital assets for our own account but expect to rapidly increase revenue derived from high-density colocation (“HDC”). We currently intend to repurpose our remaining facilities currently used in our digital asset mining businesses to support our high-density colocation computing services business as circumstances allow and in a manner designed to retain access to electrical power under our control, maximize the value of our digital asset mining equipment to third parties, and fulfill our existing obligations to suppliers and customers. Our facilities are located in Alabama (1), Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1), Oklahoma (1) and Texas (3). To learn more, visit www.corescientific.com.
Special Note Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Forward-looking statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s ability to scale and grow its business, successfully complete construction of its data centers, source sufficient electrical energy, necessary long lead infrastructure components, supplies and equipment, the advantages and expected growth of the Company, the Company’s ability to source and retain talent, and our ability to source and consummate acquisitions of entities holding suitable land and power. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.
These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include those described in Part I. Item 1A. — “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.
There may be additional risks that the Company could not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release and should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. The Company anticipates
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Core Scientific, Inc. Fourth Quarter 2025 Earnings Release - 4
that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

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Core Scientific, Inc. Fourth Quarter 2025 Earnings Release - 5
Core Scientific, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	December 31, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$311,378	$836,197
Restricted cash	—	783
Digital assets	222,000	23,893
Customer funding receivable and other current assets	362,159	43,089
Total Current Assets	895,537	903,962
Property, plant and equipment, net	1,293,299	433,473
Operating lease right-of-use assets	108,484	114,472
Other noncurrent assets	50,324	24,039
Total Assets	$2,347,644	$1,475,946
Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable	$126,106	$19,265
Accrued expenses	511,957	64,670
Deferred revenue	127,561	18,134
Other current liabilities	15,777	32,493
Total Current Liabilities	781,401	134,562
Convertible and other notes payable, net of current portion	1,060,325	1,073,990
Warrant liabilities	936,107	1,097,285
Deferred revenue, net of current portion	428,290	—
Other noncurrent liabilities	104,261	113,158
Total Liabilities	3,310,384	2,418,995
Commitments and contingencies
Stockholders’ Deficit:
Preferred stock; $0.00001 par value; 2,000,000 shares authorized; none issued and outstanding at December 31, 2025 and December 31, 2024	—	—
Common stock; $0.00001 par value; 10,000,000 shares authorized at December 31, 2025 and December 31, 2024; 314,231 and 292,606 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	3	3
Additional paid-in capital	3,183,960	2,915,035
Accumulated deficit	(4,146,703)	(3,858,087)
Total Stockholders’ Deficit	(962,740)	(943,049)
Total Liabilities and Stockholders’ Deficit	$2,347,644	$1,475,946
Certain prior year amounts have been reclassified for consistency with the current year presentation.
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Core Scientific, Inc. Fourth Quarter 2025 Earnings Release - 6
Core Scientific, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
Revenue:
Colocation revenue	$31,340		$8,521		$65,424		$24,378
Digital asset self-mining revenue	42,166		79,900		229,207		408,740
Digital asset hosted mining revenue from customers	6,257		6,504		24,388		77,554
Total revenue	79,763	—	94,925	—	319,019	—	510,672
Cost of revenue:
Cost of Colocation services	17,077		7,777		45,679		21,709
Cost of digital asset self-mining	38,671		78,215		218,868		314,335
Cost of digital asset hosted mining services	3,260		4,170		16,574		53,558
Total cost of revenue	59,008	—	90,162	—	281,121	—	389,602
Gross profit	20,755		4,763		37,898		121,070
Decrease in fair value of digital assets	61,669		805		31,603		1,052
Decrease in fair value of energy derivatives	—		—		—		2,757
Loss on disposal of property, plant and equipment	5,208		149		9,680		4,210
Impairment of property, plant and equipment	11,359		25,608		11,359		122,869
Colocation organizational and site startup costs	8,753		5,431		48,249		13,734
Advisor fees	16,289		2,662		23,372		4,822
Selling, general and administrative	34,952		35,499		159,224		113,691
Operating loss	(117,475)		(65,391)		(245,589)		(142,065)
Non-operating expense (income), net:
Loss on debt extinguishment	556		—		1,933		487
Interest expense (income), net	916		1,136		(3,277)		37,070
Change in fair value of warrants and contingent value rights	(330,299)		224,716		33,059		1,369,157
Reorganization items, net	—		—		—		(111,439)
(Gain) loss on legal settlements	(4,814)		—		10,690		2,070
Other non-operating income (expense), net	112		(469)		39		(2,395)
Total non-operating (income) expense, net	(333,529)		225,383		42,444		1,294,950
Income (loss) before income taxes	216,054		(290,774)		(288,033)		(1,437,015)
Income tax expense	95		375		583		859
Net income (loss)	$215,959		$(291,149)		$(288,616)		$(1,437,874)

Net income (loss) per share, basic	$0.60		$(0.69)		$(0.88)		$(4.87)
Net income (loss) per share, diluted	$0.42		$(0.69)		$(0.88)		$(4.87)

Weighted average shares outstanding, basic	319,603		306,146		318,068		255,832
Weighted average shares outstanding, diluted	464,573		306,146		318,068		255,832

Certain prior year amounts have been reclassified for consistency with the current year presentation.
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Core Scientific, Inc. Fourth Quarter 2025 Earnings Release - 7
Core Scientific, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands) (Unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from Operating Activities:
Net loss	$(288,616)	$(1,437,874)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	68,913	113,205
Loss on exchange or disposal of property, plant and equipment	9,680	4,210
Impairment of property, plant and equipment	11,359	122,869
Change in right-of-use assets	11,266	6,916
Stock-based compensation	98,236	51,924
Digital asset self-mining	(229,710)	(425,253)
Proceeds from sale of digital assets generated by self-mining and shared hosting revenues[1]	—	402,461
Decrease in fair value of digital assets	31,603	1,052
Change in fair value of energy derivatives	—	(2,262)
Increase in fair value of warrant liabilities	33,965	1,451,210
Decrease in fair value of contingent value rights	(906)	(82,053)
Loss on debt extinguishment	1,933	487
Amortization of debt discount	5,994	3,756
Non-cash reorganization items	—	(143,791)
Non-cash PIK interest expense	—	3,676
Changes in operating assets and liabilities:
Accounts receivable, net	—	659
Customer funding receivable and other current assets	16,223	(20,393)
Accounts payable	10,782	(12,272)
Accrued expenses	(17,400)	1,880
Deferred revenue from colocation services	536,093	17,785
Deferred revenue from hosted mining services	1,624	(9,481)
Other noncurrent assets and liabilities, net	(22,789)	(5,815)
Net cash provided by operating activities	278,250	42,896
Cash flows from Investing Activities:
Purchases of property, plant and equipment	(729,000)	(94,961)
Proceeds from sales of property and equipment	3,461	—
Purchase of equity investments	(5,000)	—
Investments in intangible assets	(10,211)	(231)
Net cash used in investing activities	(740,750)	(95,192)
Cash flows from Financing Activities:
Principal repayments of finance leases	(1,672)	(6,038)
Principal payments on debt	(8,613)	(304,819)
Debt extinguishment payments	(27,512)	—
Taxes paid related to net share settlement of equity awards	(32,216)	—
Proceeds from the issuance of 3.00% convertible senior notes, net	—	447,609
Issuance costs for 3.00% convertible senior notes	—	(2,529)
Proceeds for the issuance of 0.00% senior convertible notes, net	—	610,156
Issuance costs for 0.00% senior convertible notes	—	(1,313)
Proceeds from issuance of new common stock	—	55,000
Proceeds from draw from exit facility	—	20,000
Restricted stock tax holding obligations	—	(3,393)
Proceeds from exercise of warrants	6,911	4,885
Proceeds from exercise of stock options	—	9
Net cash (used in) provided by financing activities	(63,102)	819,567
Net (decrease) increase in cash, cash equivalents and restricted cash	(525,602)	767,271
Cash, cash equivalents and restricted cash—beginning of period	836,980	69,709
Cash, cash equivalents and restricted cash—end of period	$311,378	$836,980

1 Proceeds from digital assets received as noncash revenue consideration liquidated nearly immediately after receipt as a routine operating activity.
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Core Scientific, Inc. Fourth Quarter 2025 Earnings Release - 8
Core Scientific, Inc.
Segment Results
(in thousands, except percentages)
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024		2025		2024
Colocation Segment	(in thousands, except percentages)
Colocation revenue:
License fees	$25,009	$5,873		$47,861		$17,498
Maintenance and other	20	(9)		1,649		73
Power fees passed through to customer	6,311	2,657		15,914		6,807
Total colocation revenue	31,340	8,521		65,424		24,378
Cost of colocation services:
Depreciation expense	676	(54)		1,065		3
Employee compensation	2,556	1,037		7,208		2,514
Facility operations expense	6,357	3,943		18,927		11,907
Other segment items	1,248	194		2,565		478
Power fees passed through to customer	6,240	2,657		15,914		6,807
Total cost of colocation services	17,077	7,777		45,679		21,709
Colocation gross profit	$14,263	$744		$19,745		$2,669
Colocation gross margin	46%	9%		30%		11%

Digital Asset Self-Mining Segment
Digital asset self-mining revenue	$42,166	$79,900		$229,207		$408,740
Cost of digital asset self-mining:
Power fees	28,089	37,249		122,408		160,833
Depreciation expense	12,774	25,432		65,565		108,499
Employee compensation	(4,881)	10,417		18,530		26,129
Facility operations expense	2,112	3,580		9,570		13,274
Other segment items	577	1,537		2,795		5,600
Total cost of digital asset self-mining	38,671	78,215		218,868		314,335
Digital Asset Self-Mining gross profit	$3,495	$1,685		$10,339		$94,405
Digital Asset Self-Mining gross margin	8%	2%		5%		23%

Digital Asset Hosted Mining Segment
Digital asset hosted mining revenue from customers	$6,257	$6,504		$24,388		$77,554
Cost of digital asset hosted mining services:
Power fees	3,230	2,738		12,597		35,408
Depreciation expense	317	359		1,173		3,604
Employee compensation	(591)	689		1,635		4,933
Facility operations expense	239	266		904		2,765
Other segment items	65	118		265		6,848
Total cost of digital asset hosted mining services	3,260	4,170		16,574		53,558
Digital Asset Hosted Mining gross profit	$2,997	$2,334		$7,814		$23,996
Digital Asset Hosted Mining gross margin	48%	36%		32%		31%

Consolidated
Consolidated total revenue	$79,763	$94,925		$319,019		$510,672
Consolidated cost of revenue	$59,008	$90,162	0	$281,121	—	$389,602
Consolidated gross profit	$20,755	$4,763		$37,898		$121,070
Consolidated gross margin	26%	5%		12%		24%

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Core Scientific, Inc. Fourth Quarter 2025 Earnings Release - 9
Core Scientific, Inc.
Non-GAAP Financial Measures
(Unaudited)
Adjusted EBITDA is a non-GAAP financial measure defined as our net income (loss), adjusted to eliminate the effect of (i) interest income, interest expense, and other income (expense), net; (ii) provision for income taxes; (iii) depreciation and amortization; (iv) stock-based compensation expense; (v) Reorganization items, net; (vi) unrealized fair value adjustment on energy derivatives; (vii) change in the fair value of warrant and contingent value rights, (viii) Colocation segment startup costs primarily related to the initial ramp up of new colocation sites, (ix) impairment of property, plant and equipment, (x) site demolition costs incurred in connection with the conversion of existing facilities to colocation data center operations, (xi) post-emergence bankruptcy advisory costs incurred related to reorganization, (xii) transaction costs incurred in connection with the Merger Agreement, including advisory, legal, and other professional or consulting fees, (xiii) gain (loss) on legal settlements, and (xiv) certain additional non-cash items that do not reflect the performance of our ongoing business operations. For additional information, including the reconciliation of net income (loss) to Adjusted EBITDA, please refer to the table below. We believe Adjusted EBITDA is an important measure because it allows management, investors, and our Board of Directors to evaluate and compare our operating results, including our return on capital and operating efficiencies, from period-to-period by making the adjustments described above. In addition, it provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business, as it removes the effect of net interest expense, taxes, certain non-cash items, variable charges and timing differences. Moreover, we have included Adjusted EBITDA in this earnings release because it is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic and financial planning.
The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature or because the amount and timing of these items are not related to the current results of our core business operations which renders evaluation of our current performance, comparisons of performance between periods and comparisons of our current performance with our competitors less meaningful. However, you should be aware that when evaluating Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating this measure. Our presentation of this measure should not be construed as an inference that its future results will be unaffected by unusual items. Further, this non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We compensate for these limitations by relying primarily on GAAP results and using Adjusted EBITDA on a supplemental basis. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because not all companies calculate this measure in the same fashion. You should review the reconciliation of net loss to Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.
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Core Scientific, Inc. Fourth Quarter 2025 Earnings Release - 10

The following table reconciles the non-GAAP financial measure to the most directly comparable U.S. GAAP financial performance measure, which is net income (loss), for the periods presented (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Adjusted EBITDA
Net income (loss)	$215,959	$(291,149)	$(288,616)	$(1,437,874)
Adjustments:
Interest (income) expense, net	916	1,136	(3,277)	37,070
Income tax expense	95	375	583	859
Depreciation and amortization	14,025	26,041	68,841	113,205
Stock-based compensation expense	27,935	24,202	98,236	51,924
Unrealized fair value adjustment on energy derivatives	—	—	—	(2,262)
Loss on disposal of property, plant and equipment	5,208	149	9,680	4,210
Impairment of property, plant and equipment	11,359	25,608	11,359	122,869
Site conversion demolition costs	—	—	4,442	—
Loss on debt extinguishment	556	—	1,933	487
Colocation startup costs	—	—	—	4,611
Merger Agreement related costs	16,081	—	21,588	—
Post-emergence bankruptcy advisory costs	208	2,662	1,784	4,822
Reorganization items, net	—	—	—	(111,439)
Change in fair value of warrants and contingent value rights	(330,299)	224,716	33,059	1,369,157
(Gain) loss on legal settlements	(4,814)	—	10,690	2,070
Other non-operating income (expense), net	112	(469)	39	(2,395)
Other	—	2	—	123
Adjusted EBITDA	$(42,659)	$13,273	$(29,659)	$157,437

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Core Scientific, Inc. Fourth Quarter 2025 Earnings Release - 11
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